EXHIBIT 25


                        Form T-1 Statement of Eligibility
                      Under the Trust Indenture Act of 1939
                         of a Corporation Designated to
                                Act as a Trustee



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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS A TRUSTEE

                              --------------------


          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2) __

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                            FIRST UNION NATIONAL BANK
                                (Name of Trustee)

                                                        22-1147033
        (Jurisdiction of Incorporation or            (I.R.S. Employer
     Organization if not a U.S. National Bank)      Identification No.)

                   101 NORTHSIDE PLAZA, ELKTON, MARYLAND     21921

               (Address of Principal Executive Offices)    (Zip Code)


                              --------------------



                           ROLLINS TRUCK LEASING CORP.

                                (Name of Obligor)

       Delaware                                       51-0074022
(State of Incorporation)                           (I.R.S. Employer
                                                  Identification No.)

        ONE ROLLINS PLAZA, 2200 CONCORD PIKE, WILMINGTON, DELAWARE 19803
               (Address of Principal Executive Offices)         (Zip Code)



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                           COLLATERAL TRUST DEBENTURES
                         (Title of Indenture Securities)

                                     GENERAL
Item 1.  General information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject:

             Comptroller of the Currency, Washington, D.C.
             Board of Governors of the Federal Reserve System, New York, N.Y. Federal Deposit Insurance Corporation, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

             The Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 3.  Voting Securities of the Trustee.


         Not applicable

Item 4.  Trusteeship under Other Indentures:

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

         Not Applicable

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

         Not Applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         Not Applicable

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Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.


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   Col. A.         Col. B.          Col. C.                     Col. D.
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                                                           Percentage of Voting
                                                         securities represented
   Name of        Title of       Amount owned              by amount given in
    owner          class         beneficially                   Col. C.
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         Not Applicable

Item 7.  Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.


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   Col. A.         Col. B.           Col. C.                       Col. D.
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                                                                Percentage of
                                                              voting securities
                                                               represented by
   Name of                        Amount owned                 Amount given in
    owner      Title of Class     beneficially                     Col. C.
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         Not Applicable

Item 8.  Securities of the Obligor Owned or Held by the Trustee.

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for the obligations in default by the trustee.


         Not applicable

Item 9.  Securities of the Underwriters Owned or Held by the Trustee.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.


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   Col. A.          Col. B.               Col. C.                 Col. D.
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                                  Amount owned beneficially    Percent of class
    Name of                         or held as collateral       represented by
  issuer and        Amount        security for obligations     amount given in
title of class    outstanding       in default by Trustee         Col. C.
-------------------------------------------------------------------------------


         Not applicable

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Item 10. Ownership or Holdings by the Trustee of Voting Securities
         of Certain Affiliates or Security Holders of the Obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.


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   Col. A.          Col. B.              Col. C.                 Col. D.
-------------------------------------------------------------------------------
                                Amount owned beneficially    Percent of Voting
    Name of                       or held as collateral         securities
  issuer and        Amount      security for obligations   represented by amount
title of class   outstanding     in default by Trustee        given in Col. C.
-------------------------------------------------------------------------------


         Not Applicable

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

    If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.


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   Col. A.          Col. B.               Col. C.                  Col. D.
-------------------------------------------------------------------------------
                                  Amount owned beneficially    Percent of class
   Name of                          or held as collateral        represented by
  issuer and        Amount        security for obligations      amount given in
title of class   outstanding        in default by Trustee          Col. C.
-------------------------------------------------------------------------------


    Not Applicable

Item 12.  Indebtedness of the Obligor to the Trustee.

    Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:


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         Col. A.                          Col. B.                     Col. C.
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  Nature of indebtedness             Amount outstanding              Date due
-------------------------------------------------------------------------------


    Not  Applicable


Item 13.  Defaults by the Obligor.

    (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

    None

    (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

    None


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Item 14.  Affiliations with the Underwriters.

    If any underwriter is an affiliate of the trustee, describe each such affiliation.

    Not Applicable

Item 15.  Foreign Trustee.

    Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

    Not Applicable

Item 16.  Lists of Exhibits.

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
    1*   -Copy of Articles of Association of the Trustee as now in effect.
    2    -No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.
    3*   -Copy of the authorization of the Trustee to exercise corporate trust powers.
    4*   -Copy of the existing By-Laws of the Trustee, as now in effect.
    5    -Not applicable.
    6*   -The consent of the Trustee required by Section 321 (b) of the Act.
    7    -A copy of the latest report of Condition of the Trustee published pursuant to the law or the requirements of its supervising or examining authority.
    8    -Not Applicable
    9    -Not Applicable
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*Exhibits thus designated have heretofore been filed with the Securities and
Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 22-13279).

    In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its directors or officers, or an underwriter for the obligor, the undersigned, First Union National Bank, has relied upon information furnished to it by the obligor or such underwriter.

                                    SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Newark, and State of New Jersey, on the 14th day of February, 1997.


                                     First Union National Bank

                                     (Trustee)




(CORPORATE SEAL)
                                    By: /s/ Stephanie Roche
                                        ------------------------
                                        Vice President




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                                   EXHIBIT T-7
                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Union National Bank of Elkton in the State of Maryland, at the close of business on September 30, 1996, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District. Statement of Resources and Liabilities


                                     ASSETS
                              Thousands of Dollars
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
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin ...........................     1,744,126
  Interest-bearing balances ....................................................        32,119
Securities .....................................................................     /////////
  Hold-to-maturity securities ..................................................       471,801
  Available-for-sale securities ................................................     2,420,442
Federal funds sold and securities purchased under agreements                        //////////
    to resell in domestic offices of the bank and of it                             //////////
    Edge and Agreement subsidiaries, and in IBFs:                                   //////////
    Federal funds sold .........................................................     1,543,706
    Securities purchased under agreements to resell ............................       324,410
Loans and lease financing receivables:
    Loan and leases, net of unearned income ....................................    23,027,860
    LESS: Allowance for loan and lease losses ..................................       469,305
    LESS: Allocated transfer risk reserve ......................................             0
    Loans and leases, net of unearned income, allowance, and
    reserve ....................................................................    18,843,971
Assets held in trading accounts ................................................             0
Premises and fixed assets (including capitalized leases) .......................       398,122
Other real estate owned ........................................................        45,179
Investment in unconsolidated subsidiaries and associated .......................    //////////
companies ......................................................................        25,832
Customer's liability to this bank on acceptances outstanding ...................        54,463
Intangible assets ..............................................................       405,536
Other assets ...................................................................       736,026
Total assets ...................................................................    27,045,733
                                   LIABILITIES
Deposits:
    In domestic offices ........................................................    21,878,186
      Noninterest-bearing ......................................................     4,706,658
      Interest-bearing .........................................................    17,171,528
    In foreign offices, Edge and Agreement subsidiaries,
    and IBFs ...................................................................       228,345
      Noninterest-bearing ......................................................           702
      Interest-bearing .........................................................       227,713
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and
    IBFs
    Federal fund purchased .....................................................        92,227
    Securities sold under agreements to repurchase .............................     1,010,374
Demand notes issued to the U.S. Treasury .......................................        99,359
Trading liabilities ............................................................             0
Other borrowed money: ..........................................................     /////////
    With original maturity of one year or less .................................        53,992
    With original maturity of more than one year ...............................        10,453
Mortgage indebtedness and obligations under capitalized leases .................         6,268
Bank's liability on acceptances executed and outstanding .......................        54,756
Subordinated notes and debentures ..............................................       175,000
Other liabilities ..............................................................       688,684
Total liabilities ..............................................................    24,297,644
Limited-life preferred stock and related surplus ...............................             0
                                 EQUITY CAPITAL
Perpetual preferred stock and related surplus ..................................       160,540
Common Stock ...................................................................       452,156
Surplus ........................................................................     1,300,080
Undivided profits and capital reserves .........................................       861,789
Net unrealized holding gains (losses) on available-for-sale ....................     /////////
 securities ....................................................................       (26,476)
Cumulative foreign currency translation adjustments ............................             0
Total equity capital ...........................................................     2,748,089
Total liabilities, limited-life preferred stock and equity .....................    //////////
  capital ......................................................................    27,045,733
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